UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 13, 2015 (April 10, 2015)

NEWTEK BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Maryland	814-01035	46-3755188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

212 West 35th Street, Second Floor, New York, NY 10001

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 356-9500

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2015, the Board of Directors (the “Board”) of Newtek Business Services Corp. (the “Company”) accepted the resignation of David Beck from his position as a member of the Board, effective immediately, and appointed Richard J. Salute to fill the vacancy. Mr. Salute will also serve as chairman of the Audit Committee. Mr. Salute will serve on the Board from April 10, 2015 until the date of the 2017 annual meeting of stockholders of the Company, at which time stockholders will have an opportunity to elect him to a subsequent three-year term, or until his successor is duly elected and qualified.

Mr. Salute served as a Managing Partner of the Long Island office of CohnReznick, where he was the Capital Markets and SEC Practice Director until his retirement in April of 2012. Prior to CohnReznick, Mr. Salute spent nearly 30 years at Arthur Anderson, a global accounting firm, managing complex audits for medium- and large-sized public and private companies, and was responsible for providing his clients with strategic planning services as well as consultation in areas of corporate finance, mergers and acquisitions and process evaluation. Mr. Salute is a Certified Public Accountant and earned a Bachelor’s degree in Accounting from Adelphi University. He was also an instructor for Adelphi University’s MBA program. He is a member of the American Institute of Certified Public Accountants and The New York Society of Certified Public Accountants.

Mr. Salute is not an “interested person” of the Company as such term is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”). Mr. Salute was not appointed to the Board pursuant to any arrangement or understanding with any other person, and there are no current or proposed transactions between the Company and Mr. Salute or his immediate family members which would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).

Mr. Salute will receive director fees consistent with the director compensation arrangement as described in the Company’s definitive joint proxy statement/ prospectus filed with the SEC on September 30, 2014, and incorporated by reference into this Item 5.02.

Item 8.01 Other Events.

The Company issued a press release on April 13, 2015 to announce these changes, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2015	NEWTEK BUSINESS SERVICES CORP.

	By:	/s/ Barry Sloane
Barry Sloane
Chairman of the Board and Chief Executive Officer